SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

Commission File Number: 000-24503

Washington Banking Company

(Name of registrant as specified in its charter)

Washington	91-1725825
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

450 S.W. Bayshore Drive
Oak Harbor, Washington 98277
(Address of principal executive offices) (Zip Code)

(360) 679-3121
(Registrant’s Telephone Number, Including Area Code)

Payment of Filing Fee (check appropriate box):

☑	No fee required

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1)	Title of each class of securities to which transaction applies:

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 26, 2007

NOTICE IS HEREBY GIVEN that, pursuant to call of its directors, the Annual Meeting of Shareholders of Washington Banking Company will be held at the Best Western Harbor Plaza, 33175 State Route 20, Oak Harbor, Washington, on Thursday, April 26, 2007 at 3:00 p.m., to consider and to vote upon the following matters:

1. ELECTION OF DIRECTORS. Election of two persons to serve as the Class 2 directors on the Board of Directors until 2010.

2. WHATEVER OTHER BUSINESS as may properly be brought before the Annual Meeting of Shareholders, or any adjournment thereof.

Only those shareholders of record at the close of business on March 5, 2007 shall be entitled to notice of and to vote at the Annual Meeting of Shareholders, or any adjournment thereof.

Your Board of Directors unanimously recommends that shareholders vote “FOR” the slate of nominees to the Board of Directors proposed by the Board.

By Order of the Board of Directors
Shelly L. Angus
Corporate Secretary

Oak Harbor, Washington
March 23, 2007

WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE IN PERSON. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE BY FOLLOWING THE INSTRUCTIONS SET FORTH UNDER “SOLICITATION, VOTING AND REVOCABILITY OF PROXIES.”

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
SOLICITATION, VOTING AND REVOCABILITY OF PROXIES
PROPOSAL I: ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
BENEFICIAL OWNERSHIP AND SECTION 16(a) REPORTING COMPLIANCE
INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
COMMITTEE REPORTS
CODE OF ETHICS
INFORMATION CONCERNING SHAREHOLDER PROPOSALS
2006 REPORT TO SHAREHOLDERS AND ANNUAL REPORT — 10-K
OTHER MATTERS

WASHINGTON BANKING COMPANY
450 SW Bayshore Drive
Oak Harbor, Washington 98277

PROXY STATEMENT

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

This Proxy Statement and the accompanying Proxy are being first sent to shareholders on or about March 23, 2007, for use in connection with the Annual Meeting of Shareholders of Washington Banking Company (“WBCO” or the “Company”) to be held on Thursday, April 26, 2007 at 3:00 p.m. at the Best Western Harbor Plaza, 33175 State Route 20, Oak Harbor, Washington (the “Annual Meeting”). Only those shareholders of record of WBCO’s common stock at the close of business on March 5, 2007 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. The number of shares of common stock outstanding and entitled to vote at the Annual Meeting is 9,442,698.

The enclosed Proxy is solicited by the Board of Directors of WBCO. The costs of solicitation will be borne by the Company. In addition to the use of the mails, solicitation may be made, without additional compensation by directors and officers of WBCO and regular employees of WBCO and/or its subsidiary, Whidbey Island Bank (the “Bank”), by telephone, facsimile and/or personal contact. The Company does not expect to pay any compensation for the solicitation of proxies, except to brokers, nominees and similar recordholders for reasonable expenses in mailing proxy materials to beneficial owners.

The Company has not received timely notice of any shareholder proposals to be considered at the Annual Meeting, and shareholders may submit matters for a vote only in accordance with the Company’s Bylaws. The Board of Directors does not presently know of any matter, other than the election of Class 2 directors, to be brought before the Annual Meeting.

On each matter before the Annual Meeting, including the election of directors, shareholders have one vote for each share of common stock held. Shareholders are not entitled to cumulate their votes in the election of directors. Under Washington law, if a quorum is present at the Annual Meeting, the nominees for election as directors who receive the greatest number of votes cast for the election of directors by the holders of shares entitled to vote and present in person or by proxy at the Annual Meeting will be elected directors.

With regard to the election of directors, votes may be cast in favor of some or all of the nominees or withheld as to some or all of the nominees. Abstentions may be specified on all proposals except the election of directors. An abstention from voting will have the practical effect of voting against a proposal since the shares which are the subject of the abstention will be considered present and entitled to vote but will not be voted in favor of the proposal.

If shares are held in “street name” through a broker or other nominee (that is, the broker or nominee is the record holder but not the beneficial owner), the broker or nominee is permitted to exercise voting discretion with respect to the election of directors. Thus, if the broker or nominee is not given specific voting instructions by the beneficial owner, shares may be voted on the election of directors by the broker or nominee at their own discretion. However, if your shares are held in street name and neither you nor your broker votes them, the votes will be “broker non-votes” which will have the effect of excluding your vote from the tallies. If your shares are held in your own name and you do not vote your shares, your shares will not be voted.

For signed Proxies received by WBCO in time for the Annual Meeting, it is the intention of the persons named in the Proxy to vote the shares represented by the Proxy “FOR” the nominees for director listed in this Proxy Statement, unless otherwise directed. Any Proxy given by a shareholder may be revoked before its exercise (1) by delivery to WBCO of a written notice of revocation, (2) by delivery to WBCO of a subsequently dated Proxy, or (3) in open meeting prior to the taking of the shareholder vote. The shares represented by properly executed Proxies that are not revoked will be voted in accordance with the specifications in such Proxies, or, if no preference is specified, in accordance with the recommendation of management as specified above.

The proxy votes will be tabulated by the Company’s transfer agent, U.S. Stock Transfer Corporation. At the meeting, the votes will be counted and inspected by WBCO’s corporate secretary, or her designate, as appointed by the Company’s Board of Directors.

PROPOSAL I: ELECTION OF DIRECTORS

Directors are divided into three classes, each class serving a period of three years. Approximately one-third of the members of the Board of Directors are elected by the shareholders annually. The terms of the Class 2 directors expire at the 2007 Annual Meeting. Those directors are Michal D. Cann, Marlen L. Knutson, and Dennis A. Wintch. The late Jerry C. Chambers, who died February 13, 2007, was also a Class 2 director. Messrs. Cann and Wintch have been nominated by the Board of Directors for re-election at the Annual Meeting. Mr. Knutson, having reached the retirement age as determined by a resolution of the Board of Directors, will not stand for reelection. WBCO’s Articles of Incorporation provide that the number of directors to be elected by the shareholders shall be not less than five nor more than 12 and that, within such minimum and maximum, the exact number of directors is currently eight and shall be fixed from time to time by resolution of the Board of Directors. The Board of Directors has fixed the number of directors at seven, effective immediately upon retirement of director Knutson.

If elected, Messrs. Cann and Wintch will hold office until the annual meeting of shareholders in the year 2010 and until their successors are elected and qualified. The terms of the Class 3 directors expire in 2008 and Class 1 directors’ terms expire in 2009.

Each nominee has indicated that he is able and willing to serve on the Board of Directors. If any nominee should become unable or unwilling to serve, the Proxy will be voted for such person as is designated by the Board of Directors to replace any such nominee. The Board of Directors presently has no knowledge that any of the nominees will be unable or unwilling to serve.

Information about the Nominees

The following information is provided about the nominees for election at the Annual Meeting as Class 2 directors whose terms will expire in 2010, and regarding all other incumbent directors, including their respective names, ages, principal occupations during the past five years and the year first elected a director of WBCO or the Bank. The address for each of the nominees and all incumbent directors is 450 SW Bayshore Drive, PO Box 7001, Oak Harbor, Washington 98277. All nominees and incumbent directors are presently directors of WBCO and the Bank.

Nominees For Election As Class 2 Directors (Terms Expire In 2010):

The Board of Directors recommends a vote “FOR” these nominees.

Michal D. Cann	Director since 1992

Mr. Cann, 58, has been the President and Chief Executive Officer of WBCO since 1996, and President and Chief Executive Officer of the Bank since 1993. Mr. Cann has over 30 years of banking experience, previously having served as the President of Valley Bank, Mount Vernon, Washington, and in other senior management positions in other banks and a bank holding company.

Dennis A. Wintch	Director since 2006

Mr. Wintch, 60, is a retired partner with the accounting firm BDO Seidman, LLP. He was employed by BDO Seidman, LLP from June 2001 until his retirement on June 30, 2005. A Certified Public Accountant for nearly 40 years, Mr. Wintch is also a Certified Fraud Examiner and an Accredited Senior Appraiser in Business Valuation. He holds a Bachelor of Arts degree from Brigham Young University, and spent 25 years with the Everett Police Department as a reserve volunteer, participating in numerous criminal investigations.

Class 3 Incumbent Directors (Terms Expire In 2008):

Jay T. Lien	Director since 1987

Mr. Lien, 63, is the President of Saratoga Passage LLC (formerly known as Dan Garrison, Inc.), a real estate company, since 1986. Mr. Lien served as Chairman of the Board of WBCO and the Bank from September 1998 until April 2001.

Edward J. Wallgren	Director since 1991

Mr. Wallgren, 68, has been the President of Island O.K. Tires, Inc. since 1968, and is currently the owner of seven Les Schwab Tire stores in northwestern Washington. Mr. Wallgren served as Chairman of the Board of WBCO and the Bank from February 1996 until September 1998.

Class 1 Incumbent Directors (Terms Expire In 2009):

Karl C. Krieg	Director since 1990

Mr. Krieg, 70, has been the President of Krieg Construction, Inc. since 1979 and is also the President of Krieg Concrete Products, Inc. Mr. Krieg served as Chairman of the Board of WBCO and the Bank from April 2001 until April 2003.

Robert B. Olson	Director since 1992

Mr. Olson, 71, is a private investor and has been involved in land development since 1991. Mr. Olson previously served as the President and Chief Executive Officer of four banks in Washington and Oregon. Mr. Olson served as Chairman of the Board of WBCO and the Bank from April 2003 until April 2005.

Anthony B. Pickering	Director since 1996

Mr. Pickering, 59, has been the owner of Max Dale’s Restaurant since 1983 and of Stanwood Grill since 2001. Mr. Pickering is a past-President of the Skagit Valley Hospital Foundation and previously served as a Trustee for the Washington State University Foundation Board of Trustees. Mr. Pickering currently serves as Chairman of the Board of WBCO and the Bank.

Retiring Director — Term Expires 2007

Marlen L. Knutson	Director since 1996

Mr. Knutson, 74, is the President of Knutson Hauling, Inc., an excavation company. Mr. Knutson was also the owner of Knutson Distributors, Inc., from which he retired in 1990. Mr. Knutson previously served as Chairman of Valley Bank of Mount Vernon, Washington.

Information Regarding the Board and Its Committees

All non-management directors of the Company are independent of management within the meaning of currently applicable rules of the Securities Exchange Act of 1934 (the “1934 Act”), the Securities and Exchange Commission and the Nasdaq Global Select Market listing requirements. The Company’s non-management directors meet in executive session, without management present, on a regular basis.

The Board of Directors of WBCO has established certain standing committees, including an Audit Committee, a Compensation Committee and a Corporate Governance/Nominating Committee. The table below shows current membership for each of the standing Board committees.

Audit	Compensation	Corporate Governance/
Committee	Committee	Nominating Committee

Jay T. Lien	Marlen L. Knutson	Karl C. Krieg
Robert B. Olson*	Karl C. Krieg*	Anthony B. Pickering
Anthony B. Pickering	Robert B. Olson	Edward J. Wallgren*
Dennis A. Wintch	Anthony B. Pickering

* Committee Chairman

Audit Committee.  The main functions performed by the Audit Committee include reviewing and approving the services of the independent auditors, reviewing the plan, scope, and audit results of the internal auditors and the independent auditors, and reviewing the examination reports of bank regulatory authorities. The Audit Committee also reviews the Company’s annual and other reports to the Securities and Exchange Commission (the “SEC”) and the annual report to WBCO shareholders. During 2006 and until his death, Mr. Chambers served as the Audit Committee Chairman. Each of the Audit Committee members is independent of management within the meaning of currently applicable rules of the 1934 Act, the Securities and Exchange Commission and the Nasdaq Global Select Market listing requirements. Based on its review of the criteria for a “financial expert” under applicable rules, the Board of Directors believes that Mr. Olson qualifies as an audit committee financial expert. The Company’s Board of Directors has adopted a written charter for the Audit Committee, which is filed as an exhibit to this Proxy Statement. There were eight meetings of the Audit Committee during 2006 and each of the Audit Committee members attended at least 75% of the meetings.

Compensation Committee.  The Compensation Committee is responsible for establishing and monitoring compensation programs, and for evaluating the performance of executive officers of WBCO and its subsidiaries. Each of the Compensation Committee members is independent of management within the meaning of currently applicable rules of the 1934 Act, the Securities and Exchange Commission and the Nasdaq Global Select Market listing requirements. During 2006, there were eight meetings of the Compensation Committee and each of the Compensation Committee members attended at least 75% of the meetings.

Corporate Governance/Nominating Committee.  The Corporate Governance Committee takes a critical role in guiding the Company’s strategic direction and oversees the management of the Company, as well as performing the functions of a nominating committee. Board candidates, including directors up for reelection, are considered based upon various criteria, such as broad-based business and professional skills and experiences, banking experience, concern for long-term interests of the shareholders, personal integrity, freedom from conflicts of interest, sound business judgment, community involvement and time available to devote to board activities. The Corporate Governance Committee is comprised solely of directors who are independent of management within the meaning of currently applicable rules of the 1934 Act, the Securities and Exchange Commission and the Nasdaq Global Select Market listing requirements. The Corporate Governance/Nominating Committee Charter is posted on the Company’s website, www.wibank.com. During 2006, the Corporate Governance Committee met three times and each of the Corporate Governance Committee members attended at least 75% of the meetings.

Board of Directors Meetings.  There were 14 meetings of the Board of Directors of the Company during 2006. All directors attended at least 75% of the total meetings of the Board in 2006.

Director Compensation.  During 2006, the Company’s non-officer directors received a monthly retainer of $1,000 plus $500 for each monthly board meeting attended, and $350 for each special board meeting attended. In addition, non-officer directors serving on the Loan Committee received $500 per month. The Chairman of the Board received an additional $1,000 per month; the Audit Committee Chairman and the Named Financial Expert each received an additional $900 per month. The remaining non-officer directors each received $350 for each committee meeting attended. The Company has one officer-director who received a monthly fee of $1,250 for service as a director.

Since 1993, the Company has used shareholder-approved stock award plans that allow for stock options and awards to be granted to directors, as well as officers and key employees. In 2006, each non-officer director was granted a restricted stock award of 463 shares and 1,162 stock options (as adjusted for the September 6, 2006 stock split).

Director Attendance at Annual Meeting

It is the Company’s policy that the directors who are up for election at the annual meeting attend the annual meeting. All directors who were up for election at the 2006 Annual Meeting of Shareholders attended the 2006 Annual Meeting of Shareholders.

Communications with Directors

The Board provides a process for shareholders to send communications to the Board or any of the directors. Shareholders may send communications to the Board or any of the directors c/o Secretary, Washington Banking Company, 450 SW Bayshore Drive, P.O. Box 7001, Oak Harbor, Washington 98277. All communications will be compiled by the Secretary of the Company and submitted to the Board or the individual director on a periodic basis.

Compensation Committee Interlocks and Insider Participation.  No member of the Compensation Committee was, during the year ended December 31, 2006, an officer, former officer or employee of the Company or the Bank. No executive officer of the Company served as a member of (i) the compensation committee of another entity in which one of the executive officers of such entity served on the Company’s Compensation Committee, (ii) the Board of another entity in which one of the executive officers of such entity served on the Company’s Compensation Committee, or (iii) the compensation committee of another entity in which one of the executive officers of such entity served as a member of the Company’s Board, during the year ended December 31, 2006.

Shareholder Nominations for 2007 Annual Meeting of Shareholders

In accordance with the Company’s Bylaws, shareholder nominations for the 2007 Annual Meeting of Shareholders, if any, must be made in writing not less than 14 nor more than 50 days prior to the Annual Meeting, and must be delivered or mailed to the Chairman of WBCO. However, if less than 21 days’ notice of the Annual Meeting is given to shareholders, the notification must be mailed or delivered to the Chairman not later than the close of business on the seventh day following the day on which notice of the Annual Meeting was mailed. Such notification should contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of stock of WBCO that will be voted for each proposed nominee; (d) the name and address of the notifying shareholder; (e) the number of shares of stock of WBCO owned by the notifying shareholder; and (f) whether the nominee has agreed to serve if elected. Nominations not made in accordance with the above requirements may be disregarded by the Chairman of the Annual Meeting, in his discretion, and upon the Chairman’s instruction, the vote teller may disregard all votes cast for such a nominee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth information as of the Record Date with respect to beneficial ownership of WBCO’s common stock by (a) each director and director nominee; (b) the Chief Executive Officer, and the Chief Financial Officer of WBCO and the Bank, and the Bank’s Chief Operating Officer and Chief Credit Officer, who were the only executive officers of the Company whose aggregate cash and cash equivalent forms of compensation exceeded $100,000 during 2006 for services rendered to WBCO or its subsidiaries (“Named Executives”); (c) all directors and Named Executives as a group and (d) all shareholders known by WBCO to be the beneficial owners of more than 5% of the outstanding shares of WBCO common stock. Except as noted below, WBCO believes that the beneficial owners of the shares listed below, based on information furnished by such owners, have sole voting and investment power with respect to such shares. The percentages shown are based on the number of shares of WBCO common stock deemed to be outstanding, under applicable regulations (including options exercisable within sixty days of the Record Date).

	Shares Beneficially Owned at
	March 5, 2007
			Percentage of Outstanding
Name	Number		Common Stock

Michal D. Cann, Director, President and CEO	169,562	(1)	1.8%
Joseph W. Niemer, Executive Vice President and CCO	1,621	(2)	*
Richard A. Shields, Executive Vice President and CFO	6,271	(2)	*
John L. Wagner, Executive Vice President and COO	34,517	(3)	*
Marlen L. Knutson, Director	141,575	(4)	1.5%
Karl C. Krieg, Director	177,970	(5)	1.9%
Jay T. Lien, Director	110,577	(6)	1.2%
Robert B. Olson, Director	116,210	(7)	1.2%
Anthony B. Pickering, Director	48,242	(8)	*
Edward J. Wallgren, Director	182,535	(8)	1.9%
Dennis A. Wintch, Director	8,050		*
Directors and executive officers as a group (11 persons)	997,130	(9)	10.6%
Frontier Financial Corporation PO Box 2215 Everett, WA 98203	782,506		8.3%

* Represents less than 1.0%

(1)	Includes 820 shares issuable upon exercise of options, 690 of which are exercisable at $6.54 per share, and 130 of which are exercisable at $14.60 per share.

(2)	Includes 124 shares issuable upon exercise of options, which are exercisable at $14.60 per share.

(3)	Includes 1,593 shares issuable upon exercise of options, 919 of which are exercisable at $4.50 per share, 550 of which are exercisable at $6.15 per share, and 124 of which are exercisable at $14.60 per share.

(4)	Includes (a) 7,294 shares issuable upon exercise of options, 3,372 of which are exercisable at $4.50 per share, 2,760 of which are exercisable at $6.54 per share, and 1,162 of which are exercisable at $14.60 per share and (b) 119,680 shares owned by the Knutson Hauling, Inc. Profit Sharing Trust, for which Mr. Knutson is the trustee.

(5)	Includes (a) 14,741 shares issuable upon exercise of options, 8,222 of which are exercisable at $4.39 per share, 3,372 of which are exercisable at $4.50 per share, 2,760 of which are exercisable at $6.54 per share, and 387 of which are exercisable at $14.60 per share, and (b) 27,210 shares owned by the Krieg Construction 401(k) Plan, for which Mr. Krieg is the Trustee.

(6)	Includes (a) 1,077 shares issuable upon exercise of options, 690 of which are exercisable at $6.54 per share, and 387 of which are exercisable at $14.60 per share and (b) 12,635 shares owned by the Dan Garrison, Inc. Profit Sharing Plan, for which Mr. Lien is the Trustee.

(7)	Includes (a) 14,741 shares issuable upon exercise of options, 8,222 of which are exercisable at $4.39 per share, 3,372 of which are exercisable at $4.50 per share, 2,760 of which are exercisable at $6.54 per share, and 387 of which are exercisable at $14.60 per share, and (b) 1,235 shares owned for the benefit of Mr. Olson’s grandchildren under the Uniform Gifts to Minors Act, for which Mr. Olson is the custodian.

(8)	Includes 14,741 shares issuable upon exercise of options, 8,222 of which are exercisable at $4.39 per share, 3,372 of which are exercisable at $4.50 per share, 2,760 of which are exercisable at $6.54 per share, and 387 of which are exercisable at $14.60 per share.

(9)	Includes 69,996 shares issuable pursuant to options exercisable or becoming exercisable within 60 days of the date of this table at exercise prices ranging from $4.39 to $14.60 per share.

EXECUTIVE OFFICERS

The following table sets forth certain information about the Company’s executive officers:

			Has Served as an
			Executive Officer of the
Name	Age	Position	Company or Bank Since

Michal D. Cann	58	President and Chief Executive Officer	1992
Joseph W. Niemer	55	Executive Vice President and Chief Credit Officer	2005
Richard A. Shields	47	Executive Vice President and Chief Financial Officer	2004
John L. Wagner	63	Executive Vice President and Chief Operating Officer	2004

Michal D. Cann.  Mr. Cann, 58, has been the President and Chief Executive Officer of the Company since its inception in 1996, the President and Chief Executive Officer of the Bank since 1993, and a director of the Bank since 1992. Mr. Cann has over 30 years of banking experience, previously having served as the President of Valley Bank, Mount Vernon, Washington, and in other senior management positions in other banks and a bank holding company.

Joseph W. Niemer.  Mr. Niemer, 55, is the Executive Vice President and Chief Credit Officer of the Bank. Mr. Niemer has over 30 years of experience in various credit-related positions with Pacific Northwest-based banks. Most recently, he was the Senior Vice President and Chief Credit Officer for Washington Mutual Bank’s Commercial Group, a position he held from 1995 — 2004, where he oversaw commercial and commercial real estate credit decisions.

Richard A. Shields.  Mr. Shields, 47, is the Executive Vice President and Chief Financial Officer of the Company and the Bank. Mr. Shields joined the Bank in 2004 and has over 20 years of experience in various accounting-related positions with Pacific Northwest-based banks. From November 1998 until October 2004, he was the Vice President and Controller at Umpqua Bank that has grown substantially both organically and through multiple acquisitions.

John L. Wagner.  Mr. Wagner, 63, is the Executive Vice President and Chief Operating Officer of the Bank. He joined the Bank in 1999 as Senior Vice President and Regional Manager in Whatcom County. In 2002, Mr. Wagner was selected to oversee branch administration and was promoted to COO in 2004. Mr. Wagner has an extensive background in banking and international finance as well as comprehensive administrative experience as former President of Bank of Washington in Bellingham, Washington.

All officers are elected by the Board of Directors for one year terms or until their successors are appointed and qualified. Each of the named executives have employment agreements with the Company. See EXECUTIVE COMPENSATION — Employment Agreements.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

General.  This section describes the process that the Compensation Committee undertakes and the factors it considers in determining the appropriate compensation for WBCO’s Named Executive Officers. The Compensation Committee is responsible for establishing and monitoring compensation programs, and for evaluating the performance of executive officers of WBCO and its subsidiaries. The Compensation Committee reviews and approves individual executive officer salaries, incentives, bonuses, stock option grants and other equity-based awards.

Compensation Philosophy.  WBCO, acting through the Compensation Committee, believes that compensation of its executive officers and other key personnel should reflect and support the goals and strategies that the Company establishes. The compensation programs were designed to link compensation with performance, and to provide competitive levels of compensation in the markets where WBCO operates. Principles guiding the compensation philosophy include: using compensation as a tool to attract and retain employees who are critical to the long-term success of the Company; providing a competitive salary and incentive opportunities to reward above-average performance; and maintaining enough flexibility within the programs to adapt to changes, such as the local competitive environment or recruiting conditions.

The Company’s strategic objective has been for qualitative and sustainable growth, coupled with maintaining profitability. Geographic expansion activity is expected to continue, as is growth within the current branch structure. Management has identified annual and long-term target goals for return on equity (ROE), efficiency ratio, and earnings per share (EPS) growth. The Company’s goals are intended to create long-term value for WBCO’s shareholders, consistent with protecting the interests of depositors.

The Compensation Committee believes that these goals are best supported by attracting and retaining well-qualified executive officers and other personnel through competitive compensation arrangements, with emphasis on rewards for significant contributions to the Company’s success and on aligning the interests of the executive officers and other personnel with those of WBCO’s shareholders.

The Compensation Committee follows a compensation philosophy that emphasizes cash incentives for performance, stock options and other stock-based compensation. This emphasis is intended to create a close link between the interests of employees and shareholders and to focus on growth in assets and earnings while maintaining good asset quality and increasing long-term shareholder value. The Compensation Committee anticipates that it will continue to emphasize both cash incentive and stock-based compensation in the future.

Compensation Programs and Practices.  WBCO’s compensation program includes competitive salaries and benefits, an annual cash incentive opportunity based upon attainment of Company and individual performance goals, and opportunities for employee ownership of WBCO common stock through a stock incentive plan.

In determining compensation packages for individual executives, the Compensation Committee considers various subjective and objective factors, including (1) individual job responsibilities and experience; (2) individual performance in terms of both qualitative and quantitative goals; (3) WBCO’s overall performance, as measured by attainment of strategic and budgeted financial goals and prior performance; and (4) industry surveys of compensation for comparable positions with similar institutions in the State of Washington, the Pacific Northwest and the United States.

It is not anticipated that the limitations on deductibility, under the Internal Revenue Code Section 162(m), of compensation to any one executive that exceeds $1,000,000 in a single year will apply to WBCO or its subsidiaries in the foreseeable future. In the event that such limitation would apply, the Compensation Committee will analyze the circumstances presented and act in a manner that, in its judgment, would be in the best interests of the Company. This may or may not involve actions to preserve deductibility.

Components of WBCO’s compensation programs are as follows:

Base Salary.  Salary levels of executive officers are designed to be competitive within the banking industry. In setting competitive salary ranges, the Compensation Committee works with management to periodically evaluate current salary levels of other financial institutions with size, lines of business, geographic locations and market place position similar to WBCO’s. The Chief Executive Officer provides recommendations for the base salaries of WBCO’s other executive officers, taking into account the subjective and objective factors described above. The Compensation Committee reviews and approves or disapproves such recommendations. Salary levels are typically considered annually as part of the Company’s performance review process as well as upon a promotion or other change in job responsibility. Merit based increases to salaries are based on the Committee’s assessment of the individual’s performance.

Incentive Plan Awards.  Executive officers have an annual incentive opportunity with cash awards based on the overall performance of WBCO and on attainment of individual performance targets. Awards are based on pre-established performance criteria and payouts are calculated as a percentage of base salary using a tiered, ratable approach. Performance targets may be based on one or more criteria, including, but not limited to, the following: return on average assets, return on average equity, deposit growth, loan growth, asset quality, and growth in earnings. The Compensation Committee determines the performance measurement criteria, and the award factors and their weighting for each executive officer at the beginning of each fiscal year. When fiscal year results are available, the Compensation Committee reviews the incentive award calculation for each executive, as well as the total incentive payout amount for the Company. The Committee may make adjustments on a discretionary basis to reduce or increase the size of award depending on overall performance of the Company and/or individual results. Payout of incentive awards are approved by the Compensation Committee, with final approval by the Board, based upon the Committee’s assessment of the Company’s performance as compared to both budgeted and prior fiscal year performance.

Stock Option and Other Stock-Based Compensation.  Equity-based compensation is intended to more closely align the financial interests of WBCO’s executives with long-term shareholder value and to assist in the retention of executives who are key to the success of WBCO and Whidbey Island Bank. Equity-based compensation generally has been in the form of incentive stock options and restricted stock awards pursuant to existing stock plans. The Compensation Committee determines from time to time which of the Named Executives, if any, will receive stock awards and determines the number of shares subject to each grant. Recommendations for awards to other elected officers are made by executive management to the Committee. The total number of shares allocated for annual disbursement is determined by assuming a ten-year life of the stock award plan and disbursing up to 10% of the total available shares. Shares are typically awarded as 50% restricted stock and 50% incentive stock options to support both motivation and longer term retention of employees. Grants of stock options and awards are based on the performance of WBCO and various subjective factors relating primarily to the responsibilities of individual executives, their expected future contributions to WBCO and prior grants.

Incentive Stock Options and Restricted Stock Awards are granted at the Nasdaq’s closing price of the Company’s Common Stock on the date of the grant. The majority of the awards granted by the Committee vest at a rate of 20% per year over a five-year period, although shorter vesting periods are also used. Restricted Stock Awards with three-year vesting periods have been used for grants to named executives, particularly when the executive elects to receive a portion of his annual incentive in the form of stock. Individual vesting periods of awards are determined by the Compensation Committee and may, at the Committee’s discretion, be considered independently from other awards.

Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive cash dividends. Under a Restricted Stock Award, the holder receives dividends and voting rights from the date of the grant, even though the shares may not be vested.

Hiring Incentives.  The Company considers hiring bonuses as an effective leverage point in attracting executive talent. Bonuses may be used as an incentive to an executive candidate to provide compensation in lieu of forfeited benefits from a previous employer in an effort to promote acceptance of a job offer from WBCO. Discretion is used in determining the amount of the hiring bonus to be offered, based, in part, on the amount and type of compensation forfeited, negotiated individual requirements, and common industry practices. The Compensation Committee reviews hiring bonus incentives. During 2006, no hiring bonuses were paid to the Named Executives.

In connection with the hiring of a new executive and consistent with industry practices, the Company may offer cash assistance to move household goods in the event that relocation is necessary. In addition, the Company may pay costs of housing and utilities for a short period of time after employment to allow time for relocation, or for a longer period in cases where the executive is not relocating permanently. Type and amount of relocation expenses will vary recognizing different recruiting conditions. Pursuant to a hiring agreement, Mr. Niemer, who is not relocating permanently, received $15,600 for housing expenses as part of his 2006 compensation. Mr. Niemer’s housing expense is reviewed annually as part of his compensation and there is no guarantee from the Company that it will be continued.

Chief Executive Officer Compensation.  In evaluating the compensation of the Company’s Named Executives for services rendered in 2006, the Compensation Committee considered both quantitative and qualitative factors.

In reviewing quantitative factors, the Compensation Committee reviewed WBCO’s 2006 financial results and compared them with WBCO’s budget and actual financial results for 2005. Specifically, the Compensation Committee considered that (1) net income for 2006 was on par with 2005, and would have increased by 4% excluding a one-time charge for restructuring; (2) total assets, total loans and total deposits grew by 9%, 14% and 10%, respectively, at year-end 2006 from year-end 2005; (3) nonperforming assets to total assets were 0.50% at year-end 2006; (4) return on equity (annualized) was 15.36%, as compared with 17.87% for 2005, and (5) the efficiency ratio was 62.07%, from 60.37% in 2005.

The Compensation Committee also considered certain qualitative accomplishments by the Named Executives in 2006. The Compensation Committee recognized Mr. Cann’s leadership in strategically positioning WBCO for future significant developments in the banking industry and in the Company’s market area and otherwise developing long-term strategies for the organization.

Based on the foregoing, and consistent with the Compensation Committee’s overall compensation philosophy, the Compensation Committee made the following determinations with respect to Chief Executive Officer Cann’s compensation in 2006: Mr. Cann’s annual salary in 2006 was set at $250,950 and he was awarded an incentive payment of $49,032, of which he received $8,955 in cash and $40,077 in the form of 2,536 shares of restricted stock. Additionally, because of overall Company performance in 2006, all executive officer salaries were frozen at the end of 2006 and next scheduled for review for adjustment at the end of 2007.

Conclusion.  The Compensation Committee believes that for the 2006 fiscal year, the compensation of Mr. Cann, as well as for the other Named Executives, was consistent with WBCO’s overall compensation philosophy and related to the performance of the Company in achieving its goals and strategies for the year.

Stock Award Plans.  (Note: Share numbers have been adjusted for stock splits and stock dividends; the most recent of which was a five-for-four stock split distributed on September 6, 2006.)

Equity-based compensation generally has been in the form of incentive and nonqualified stock options, and restricted stock awards pursuant to existing and previous stock option and award plans. The program was designed to promote high performance and achievement of corporate goals by Directors and senior management, encourage the growth of stockholder value, and to allow key employees to participate in the long-term growth and profitability of the Company.

In 1992, the Company first adopted an employee stock option plan (“1992 Plan”), authorizing common stock to be issued upon exercise of incentive stock options (“ISOs”). The Company adopted a plan permitting grants of nonqualified stock options (“NSOs”) to directors in 1993 (“1993 Plan”).

The 1992 and 1993 Plans were terminated as to further grants of options upon the adoption of the Company’s 1998 Stock Option and Restricted Stock Award Plan (“1998 Plan”). The 1998 Plan was terminated as to further grants upon the adoption of the Company’s 2005 Stock Incentive Plan (“2005 Plan”), which is currently the only stock award plan available for new grants. As of the Record Date, there were 246,469 shares subject to options granted but not exercised under the 1992, 1993 and 1998 Plans combined, and 41,540 shares of restricted stock issued from the 1998 Plan.

Under the 2005 Plan, 833,332 shares are authorized to be issued upon exercise of ISOs and NSOs and the award of restricted stock. There were 33,295 shares subject to options granted but not exercised, and 23,184 shares of restricted stock had been issued as of the Record Date. As of the Record Date, 1,158 shares had been issued upon exercise of options granted under the 2005 Plan.

Deferred Compensation Plan.  In December 2000, the Bank approved the adoption of an Executive Deferred Compensation Plan (“Comp Plan”) to take effect January 2001, under which select participants may elect to defer receipt of a portion of eligible compensation.

The following is a summary of the principal provisions of the Comp Plan:

Purpose.  The purpose of the Comp Plan is to (1) provide a deferred compensation arrangement for a select group of management or highly compensated employees within the meaning of Sections 201(2) and 301(a)(3) of ERISA and directors of the Bank, and (2) attract and retain the best available personnel for positions of responsibility with the Bank and its subsidiaries. The Comp Plan is intended to be an unfunded deferred compensation agreement. Participation in the Comp Plan is voluntary.

Source of Benefits.  Benefits under the Comp Plan are payable solely by the Bank. To enable the Bank to meet its financial commitment under the Comp Plan, assets may be set aside in a corporate-owned vehicle. These assets are available to all general creditors of the Bank in the event of the Bank’s insolvency. Participants of the Comp Plan are unsecured general creditors of the Bank with respect to the Comp Plan benefits.

Deferrals under the Comp Plan may reduce compensation used to calculate benefits under the Bank’s 401(k) Plan. To the extent applicable, it is intended that the Comp Plan and any awards made under the Comp Plan comply with the requirements of Section 409A of the Internal Revenue Code. Any provision that would cause the Comp Plan or any award to fail to satisfy Section 409A will have no force or effect until amended to comply with Section 409A, which amendment may be retroactive to the extent permitted by Section 409A.

Summary Compensation Table

The following table sets forth the aggregate compensation earned by the Named Executives, whose aggregate cash and cash equivalent forms of compensation exceeded $100,000 for services rendered to WBCO or its subsidiaries in all capacities paid or accrued for the fiscal year ended December 31, 2006.

										Change in
										Pension Value
										and
										Nonqualified
								Non-Equity		Deferred
				Stock		Option		Incentive Plan		Compensation	All Other
Name and		Salary	Bonus	Awards		Awards		Compensation		Earnings	Compensation		Total
Principal Position	Year	($)	($)	($)		($)		($)		($)	($)		($)

PEO Michal Cann	2006	250,990	0	3,811	(1)	4,003	(2)	8,955	(3)	NA	25,711	(5)	333,547
				40,077	(4)
PFO Richard Shields	2006	150,024	0	3,606	(1)	3,800	(2)	40,154	(3)	NA	3,948	(6)	201,532
CCO Joseph Niemer	2006	170,029	0	3,606	(1)	3,800	(2)	41,585	(3)	NA	16,740	(6)(7)	235,760
COO John Wagner	2006	190,030	0	3,606	(1)	3,800	(2)	46,477	(3)	17,281	4,753	(6)	265,947

(1)	Reflects an award of restricted stock granted on 4/17/06 at the Nasdaq market closing price of $14.60.

(2)	Reflects stock option awards granted on 4/17/06 at the Nasdaq market closing price of $14.60. For information concerning the valuation assumptions used for the FAS 123R fair value of awards, see Note (12) of Notes to Consolidated Financial Statements of the Company’s Form 10-K for the year ended December 31, 2006.

(3)	Reflects non-equity incentive plan compensation earned in 2006 but paid in 2007; in addition, Mr. Cann elected to receive a portion of his 2006 incentive compensation in the form of restricted stock awards (refer to footnote 4).

(4)	Mr. Cann elected to receive a portion of his 2006 incentive plan compensation in the form of 2,536 shares of restricted stock awards; value stated reflects the Nasdaq market closing price on February 22, 2006, the date of the grant, of $15.80.

(5)	The amount disclosed represents director fees in 2006 in the amount of $15,000 plus: matching contributions under the Company’s 401 (k) Plan; insurance premiums for long-term disability, group term life, and accidental death and dismemberment insurance; and the value associated with the personal use of a Company-owned vehicle.

(6)	The amount disclosed represents matching contributions under the Company’s 401 (k) Plan, together with long-term disability, group term life, accidental death and dismemberment insurance premiums.

(7)	Reflects housing expense of $15,600.

Employment Agreements.  The Company has executive employment agreements with Messrs. Cann, Niemer, Shields and Wagner. The agreement with each of these executives is for an initial term of three years, first renewal in 2008, with an automatic extension of one year, unless written notice of nonrenewal is provided by either party. Terms contained in the employment agreements primarily provide for the executive to receive a severance benefit in the event of a Change of Control and termination of the executive either by employer without Cause, or by the executive for Good Reason (all as defined in the agreements). The provisions of the executive employment agreements are triggered by a “change of control,” which means a change “in the ownership or effective control” or “in the ownership of a substantial portion of the assets” of the Company, as such quoted terms are defined and used in Section 280G of the Internal Revenue Code. The agreements contain a covenant not to compete, whereby the executive agrees to not directly or indirectly be employed by, own, manage, operate, join, or benefit in any way from any business activity that is competitive with the

Company’s business. For Mr. Cann, the non-compete covenant is for a period of up to two years following a change of control and receipt of a severance benefit. For Messrs. Niemer, Shields and Wagner, the period during which the executive cannot compete with the Company would not exceed 18 months. Further, in order to receive the severance benefit, the executive cannot resign from the Company during a change of control period, as defined in the employment agreements.

The severance benefit for Mr. Cann would be an amount equal to two times the amount of his highest base salary over the prior three years plus two times the amount of the annual bonus last paid, or two times the average bonus paid over the prior three years, whichever is greater. The agreements for the other three executives provide that the executive would receive a severance benefit in an amount equal to one and one half times the amount of his highest base salary over the prior three years plus one and one half times the amount of the annual bonus last paid, or one and one half times the average bonus paid over the prior three years, whichever is greater.

Other Employee Benefits.  The Company maintains a salary savings 401(k) Plan for its employees, including its executive officers. All persons employed by the Company who are at least 21 years of age may elect to contribute a portion of their salary to the 401(k) Plan beginning the first of the month following the employee’s date of hire. Participant employees are eligible to receive Company contributions following completion of at least one year of service and an annual minimum of 1,000 service hours; contributions of up to 5% of salary are matched 50% by the Company, subject to certain specified limits. WBCO contributed approximately $11,500 in matching funds for the named Executives to the 401(k) Plan during 2006.

Certain employees and officers of the Company may participate in the Company’s incentive plan. Contributions by the Company are based upon year-end results of operations for the Company and attainment of goals by individuals. For 2006, the Company contributed $177,248 to the incentive plan for the Named Executives.

The Company provides a group health insurance plan along with the normal vacation and sick-pay benefits.

Equity Compensation Plan Information

The following table summarizes the number of shares subject to exercise and the number available for future issuance as of the Record Date:

	Number of Securities to	Weighted Average	Number of Securities
	Be Issued Upon Exercise	Exercise Price of	Remaining Available for
Plan Category	of Outstanding Options	Outstanding Options	Future Issuance

Equity compensation plans approved by security holders	279,764	$6.06	778,608
Equity compensation plans not approved by security holders	—	—	—
Total	279,764	$6.06	778,608

Grants Of Plan-Based Awards.  The Compensation Committee approved and awarded stock options and restricted stock grants under the 2005 Plan during 2006. There were 5,167 shares of restricted stock and 2,513 shares of stock options granted to the Named Executives in 2006. As of the Record Date, no stock awards had been granted to Named Executives in 2007. However,

Mr. Cann elected to receive $40,077 of his incentive compensation for 2006 in the form of 2,536 shares of restricted stock issued February 22, 2007.

The following table sets forth information regarding the awards granted to the Named Executives during 2006.

			All Other Stock		All Other Option			Grant Date
			Awards: Number		Awards:		Exercise or Base	Fair Value of
			of Shares of Stock		Number of Securities		Price of Option	Stock and
	Grant	Approval	or Units		Underlying Options		Awards	Option Awards
Name	Date	Date	(#)		(#)		($/Sh)	($)(3)

PEO Michal Cann	4/17/06	3/23/06	261	(1)				$3,811
	4/17/06	3/23/06			653	(1)	$14.60	$4,003
	2/22/07	2/22/07	2,536	(2)				$40,007
PFO Richard Shields	4/17/06	3/23/06	247	(1)				$3,606
	4/17/06	3/23/06			620	(1)	$14.60	$3,800
CCO Joseph Niemer	4/17/06	3/23/06	247	(1)				$3,606
	4/17/06	3/23/06			620	(1)	$14.60	$3,800
COO John Wagner	4/17/06	3/23/06	247	(1)				$3,606
	4/17/06	3/23/06			620	(1)	$14.60	$3,800

(1)	Also reported on 2006 Summary Compensation Table and 2006 Outstanding Equity Awards at Fiscal Year-End Table.

(2)	Mr. Cann elected to receive a portion of his 2006 incentive plan compensation in the form of restricted stock awards (see 2006 Summary Compensation Table, footnote 4).

(3)	For information concerning the valuation assumptions used for the FAS 123R fair value of awards, see Note (12) of Notes to Consolidated Financial Statements of the Company’s Form 10-K for the years ended December 31, 2006.

2005 Stock Plan.  At the Annual Meeting of Shareholders held on April 28, 2005, the shareholders approved the 2005 Stock Incentive Plan ( “2005 Plan”), whereby 833,332 shares are authorized to be issued upon exercise of ISOs and NSOs and the award of restricted stock. The following is a summary of the principal provisions of the 2005 Plan:

Purpose.  The purpose of the 2005 Plan is to (1) enhance the long-term profitability and shareholder value of WBCO by offering stock-based incentives (“Awards”) to employees, directors, consultants and agents of, and individuals to whom offers of employment have been made by, WBCO or its subsidiaries; (2) attract and retain the best available personnel for positions of responsibility with WBCO and its subsidiaries; and (3) encourage employees and directors to acquire and maintain stock ownership in WBCO.

Shares Subject to Plan.  The number of shares that may be optioned and sold under the 2005 Plan, subject to adjustments for any stock splits, stock dividends, or other changes in the capitalization of the Company, shall equal 833,332. To the extent permitted by applicable law, expired, forfeited, terminated or canceled Award shares will again become available for delivery as pursuant to the 2005 Plan.

Limitations.  Not more than 25% of the aggregate number of shares available for delivery pursuant to an Award granted under the Plan may be issued to any participant during any one calendar year. In addition, in the case of Incentive Stock Options, the aggregate fair market value of all shares becoming exercisable in any one year shall not exceed $100,000.

Types of Awards.  Awards may include: Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Units, Performance Shares, Performance Units, Stock Appreciation Rights or Dividend Equivalent Rights. ISOs are intended to meet all the requirements of an “Incentive Stock Option” as defined in Section 422 of the Internal Revenue Code.

Stock Option Grants.  The exercise price for each option granted will be determined by the Compensation Committee, but for ISOs will not be less than 100% of the fair market value of WBCO common stock on the date of grant. For purposes of the 2005 Plan, “fair market value” means the closing transaction price of the common stock on the date of grant as reported on the Nasdaq Global Select Market System.

The term of options will be fixed by the Compensation Committee. No ISO granted under the 2005 Plan can be exercisable after 10 years from the date of the grant. Each option will be exercisable pursuant to a vesting schedule determined by the Compensation Committee.

Since option grants and stock awards are discretionary, WBCO cannot currently determine the number of shares that will be subject to Awards in the future pursuant to the 2005 Plan. The Compensation Committee currently intends to make Awards primarily to officers and key employees of WBCO and the Bank.

Amendment and Termination.  The Plan shall expire ten (10) years after its effective date, provided that any outstanding Awards at that time will continue for the duration of the Award, in accordance with the terms of this Plan and the applicable Award Agreement. The Board may terminate the 2005 Plan at any time. The Board may amend the Plan at any time and from time to time in such respects as the Board may deem advisable, except that, without proper approval of shareholders of the Company, no such revision or amendment shall:

(i)	increase the number of shares of Common Stock subject to the Plan other than in connection with an adjustment under Section 3(b) of Part I,

(ii)	increase the parameters of Eligible Participants, or

(iii)	make any amendment to this Plan that would require shareholder approval under any applicable law or regulation.

Any amendment made to the 2005 Plan which would constitute a “modification” to Incentive Stock Options, outstanding on the date of such amendment, shall not be applicable to such outstanding Incentive Stock Options, but shall have prospective effect only, unless the Grantee agrees otherwise.

Subject to the requirements of Internal Revenue Code Section 422 with respect to Incentive Stock Options and to the terms and conditions and within the limitations of the 2005 Plan, the Committee may modify or amend outstanding Options granted under this Plan. The modification or amendment of an outstanding Option shall not, without the consent of the Grantee, impair or diminish any of his or her rights or any of the obligations of the Company under such Option. Except as otherwise provided in this Plan, no outstanding Option shall be terminated without the consent of the Grantee. Unless the Grantee agrees otherwise, any changes or adjustments made to outstanding Incentive Stock Options granted under this Plan shall be made in such manner so as not to constitute a “modification” as defined in Code Section 424(h) and so as not to cause any Incentive Stock Option issued hereunder to fail to continue to qualify as an Incentive Stock Option as defined in Code Section 422(b).

Outstanding Equity Awards At Fiscal Year-End

The following table summarizes the outstanding equity awards held by the Named Executives as of December 31, 2006.

	Option Awards					Stock Awards
	Number of	Number of				Number of
	Securities	Securities				Shares of		Market Value of
	Underlying	Underlying		Option		Units of Stock		Shares or Units of
	Unexercised	Unexercised		Exercise	Option	That Have		Stock that Have
	Options	Options		Price	Expiration	Not Vested		Not Vested
Name	(#)	(#)		($)	Date	(#)		($)(10)
	Exercisable	Unexercisable

PEO Michal Cann	0	653	(1)(11)	14.60	4/17/16	261	(5)(11)	4,382
	0	1,380	(2)	6.54	2/19/13	3,798	(6)(7)	63,768	(7)
	0	844	(3)	4.50	5/16/12	1,527	(8)	25,638
PFO Richard Shields	0	620	(1)(11)	14.60	4/17/16	247	(5)(11)	4,147
						367	(6)(7)	6,162	(7)
						494	(8)	8,294
CCO Joseph Niemer	0	620	(1)(11)	14.60	4/17/16	247	(5)(11)	4,147
						834	(9)	14,003
COO John Wagner	0	620	(1)(11)	14.60	4/17/16	247	(5)(11)	4,147
	0	1,099	(2)	6.15	1/2/13	1,221	(8)	20,501
	0	919	(4)	4.50	1/1/12

(1)	5-year equal annual vesting beginning 4/17/07.

(2)	5-year equal annual vesting beginning 2/19/04.

(3)	5-year equal annual vesting beginning 5/16/03.

(4)	5-year equal annual vesting beginning 1/01/03.

(5)	Expiration date: 4/17/11.

(6)	Expiration date: 3/08/09.

(7)	Mr. Cann and Mr. Shields elected to receive a portion of their 2005 non-equity compensation, paid in 2006, in the form of restricted stock awards, which was previously disclosed as compensation for 2005.

(8)	Expiration date: 3/31/08.

(9)	Expiration date: 11/21/08; restricted stock award per acceptance of employment.

(10)	Market value on 12/31/06 using closing price of $16.79.

(11)	Also reported on 2006 Summary Compensation Table and 2006 Grants of Plan-Based Awards Table.

Option Exercises and Stock Vested Table.  The following table summarizes the realized value of option exercises and restricted stock vested during 2006 held by the Named Executives:

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($)

PEO Michal Cann	58,148	$698,871	458	$6,610
PFO Richard Shields	0	N/A	148	$2,136
CCO Joseph Niemer	0	N/A	333	$5,654
COO John Wagner	22,257	$254,012	366	$5,282

Pension Benefits.  The Company does not sponsor or have any provisions under which the Named Executives can participate or have account balances in qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation.  Executives may elect to participate in a nonqualified deferred compensation plan (“Comp Plan”) under which, receipt of a portion of eligible compensation may be deferred. Participation in the Comp Plan is voluntary.

Contributions and Earnings.  Eligible compensation for executives includes 25% of salary and 50% of annual cash incentive award. In no event may a participant’s total deferral reduce his taxable income to an amount less than the Social Security Wage Base in any calendar year. Participants may change their deferral election only during the annual open enrollment period, but may request a change in their investment strategy as often as monthly. The Bank retains the deferrals and credits a bookkeeping account in the participant’s name. Earnings accumulate on a tax-deferred basis. A third-party service provider tracks the contributions and earnings; the Bank audits the reports and provides periodic statements of account activity and balance information to individual participants. Benefits under the Comp Plan are payable solely by the Bank.

Distributions.  In-service distributions are allowed. The participant may take a lump sum distribution by January 20th of a chosen year at least two years after the deferral unit is complete. The participant may also apply for an in-service distribution in the event of a financial hardship.

If a participant in the Comp Plan terminates employment for a reason other than retirement, the account balance will be paid in a lump sum distribution. Upon retirement, the participant will receive a lump sum distribution or annual installments over a 5, 10 or 15 year period, depending on the option chosen at the time of enrollment.

In the event of death of a participant prior to distribution, the participant’s beneficiary will receive the balance of the account.

The following table summarizes contributions and earnings in the Comp Plan by the Named Executives as of December 31, 2006:

	Executive		Registrant	Aggregate		Aggregate	Aggregate
	Contributions		Contributions	Earnings		Withdrawals/	Balance at Last
	in Last FY		in Last FY	in Last FY		Distributions	Fiscal Year End
Name	($)		($)	($)		($)	($)

PEO Michal Cann	NA
PFO Richard Shields	NA
CCO Joseph Niemer	NA
COO John Wagner	77,859	(1)	—	17,281	(1)	—	218,336	(1)

(1)	Also reported on 2006 Summary Compensation Table.

Potential Payments on Termination or Change in Control

The section below describes the payments that may be made to Named Executive Officers upon Separation as defined below, pursuant to individual agreements, or in connection with a Change in Control.

Executive Severance and Employment Agreements.  The Company has executive employment agreements with Messrs. Cann, Niemer, Shields and Wagner. In the event of a Change of Control and termination of the executive either by employer without Cause, or by the executive for Good Reason (all as defined in the agreements), a severance benefit would be paid. The severance benefit for Mr. Cann would be an amount equal to two times the amount of his highest base salary over the prior three years plus two times the amount of the annual bonus last paid, or two times the average bonus paid over the prior three years, whichever is greater. The agreements for the other three executives provide that the executive would receive a severance benefit in an amount equal to one and one half times the amount of his highest base salary over the prior three years plus one and one half times the amount of the annual bonus last paid, or one and one half times the average bonus paid over the prior three years, whichever is greater.

The provisions of the executive employment agreements are triggered by a “change of control,” which means a change “in the ownership or effective control” or “in the ownership of a substantial portion of the assets” of the Company, as such quoted terms are defined and used in Section 280G of the Internal Revenue Code.

The table below estimates amounts payable upon a separation as if the individuals were separated on December 29, 2006 using the closing share price of WBCO common stock as of that day.

	Before or After
	Change in		Accelerated Vesting of
	Control		Equity Value
	Termination			Stock
	w/o Cause or	Non-Equity		Options
	for Good	Incentive Plan	Restricted	(Black-	Vacation	Health/	Deferred
	Reason	Compensation	Stock	Scholes Value)	Accrued	Dental	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)	($)

PEO Michal Cann	501,900	273,098	93,788	22,357	13,599	10,008	0	914,750
PFO Richard Shields	225,000	76,167	18,603	9,052	0	13,308	0	342,130
CCO Joseph Niemer	255,000	38,180	18,150	9,052	0	10,008	0	330,390
COO John Wagner	285,000	106,055	24,648	19,947	760	10,008	218,336	664,754

Termination Due to Disability or Upon Death.  If the Company terminates the Named Executive’s employment on account of any mental or physical disability that prevents the Named Executive from discharging his duties under his Employment Agreement, the Named Executive shall be entitled to all base salary earned and reimbursement for expenses incurred through the termination date, plus a pro rata portion of any annual bonus for the year of termination. In case of the death of a Named Executive, the Company shall be obligated to pay to the surviving spouse of the Named Executive, or if there is none, to the Named Executive’s estate that portion of the Named Executive’s base salary that would otherwise have been paid to him for the month in which his death occurred, and any amounts due him pursuant to any supplemental deferred compensation plan, and any other death, insurance, employee benefit plan or stock benefit plan provided to the Named Executive by the Company.

BENEFICIAL OWNERSHIP AND
SECTION 16(a) REPORTING COMPLIANCE

WBCO is a reporting company pursuant to Section 12 of the 1934 Act. Under Section 16(a) of the 1934 Act, and the rules promulgated thereunder, directors, officers, greater than 10% shareholders, and certain other key personnel (the “Reporting Persons”) are required to report their ownership and any change in ownership of WBCO securities to the SEC. Form 4s were filed late in three instances. Two Form 4s were filed on March 14, 2006 reporting restricted stock awards dated March 8, 2006 for Messrs. Cann and Shields for 3,798 shares and 367 shares, respectively. A Form 4 for Mr. Knutson filed on October 31, 2006 included several purchase transactions between October 25th and 31st, totaling 3,658 shares for the Knutson Hauling, Inc. Profit Sharing Trust, for which Mr. Knutson is the trustee.

In making the foregoing statement, WBCO has relied solely upon written representations of the Reporting Persons, its lack of knowledge of the existence of any holder of greater than 10% of WBCO outstanding common stock, and copies of the reports that the Reporting Persons have filed with the SEC.

INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

During 2006, certain directors and executive officers of WBCO and the Bank, and their associates, were customers of the Bank, and it is anticipated that such individuals will be customers of the Bank in the future. Insider “related interests” are disclosed through annual questionnaires and reported in compliance with applicable federal and state laws, and banking regulations. Pursuant to written Company policies and procedures, insider transactions are promptly and fully disclosed to the Board by senior management in conjunction with the Bank’s compliance department. All transactions between the Bank and its officers and directors, and their associates, were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other unrelated persons. In the opinion of management, such transactions with executive officers and directors did not involve more than the normal risk of collectibility or present other unfavorable features. The aggregate outstanding amount of loans to directors and officers and their related parties was approximately $3,313,981 on December 31, 2006.

Director Compensation

During 2006, the Company’s non-officer directors received a monthly retainer of $1,000 plus $500 for each monthly board meeting attended, and $350 for each special board meeting attended. In addition, non-officer directors serving on the Loan Committee received $500 per month. The Chairman of the Board received an additional $1,000 per month; the Audit Committee Chairman and the Named Financial Expert each received an additional $900 per month. The remaining non-

officer directors each received $350 for each committee meeting attended. The Company has one officer-director who received a monthly fee of $1,250 for service as a director. See “Executive Compensation.”

Since 1993, the Company has used shareholder-approved stock award plans that allow for stock options and awards to be granted to directors, as well as officers and key employees. In 2006, each non-officer director was granted a restricted stock award of 463 shares and 1,162 stock options (as adjusted for the September 6, 2006 stock split).

The following table sets forth a summary of the compensation paid to the non-officer directors in 2006:

						Changes in
						Pension Value
						and
						Nonqualified
	Fees Earned				Non-Equity	Deferred
	or Paid in	Stock	Option		Incentive Plan	Compensation	All Other
	Cash	Awards	Awards		Compensation	Earnings	Compensation	Total
Name	($)	($)	($)		($)	($)	($)	($)

Jerry Chambers(1)	32,500	6,760	7,123		0	17,261	0	63,644
Marlen Knutson(1)	26,500	6,760	32,789	(3)	0	N/A	0	66,049
Karl Krieg(2)	21,900	6,760	7,123		0	N/A	0	35,783
Jay Lien(2)	24,850	6,760	7,123		0	N/A	0	38,733
Robert Olson(2)	32,550	6,760	7,123		0	N/A	0	46,433
Anthony Pickering(2)	37,050	6,760	7,123		0	N/A	0	50,933
Edward Wallgren(2)	25,200	6,760	7,123		0	N/A	0	39,083
Dennis Wintch	13,750	0	0		0	482	0	14,232

(1)	As of 12/31/06, the aggregate number of stock awards outstanding was 1,379; the aggregate number of stock options outstanding was 8,828.

(2)	As of 12/31/06, the aggregate number of stock awards outstanding was 1,379; the aggregate number of stock options outstanding was 17,050.

(3)	Options were awarded with a 1-year vesting period to coincide with the end of the director’s term and attainment of mandatory retirement.

RELATIONSHIP WITH
INDEPENDENT PUBLIC ACCOUNTANTS

The firm of Moss Adams LLP (“Moss Adams”) was engaged by WBCO as its independent accountants for the year ended December 31, 2006. WBCO has selected the firm of Moss Adams as its independent accountants for the year ending December 31, 2007. A representative of Moss Adams is expected to be present at the Annual Meeting to make a statement, if desired, and to be available to respond to appropriate questions.

Fees Billed By Moss Adams During 2006

Audit and Non-audit Fees.  The following table presents fees for professional audit services rendered by Moss Adams for the audit of the Company’s annual financial statements for 2006 and 2005, and fees billed for other services rendered by Moss Adams.

	2006	2005

Audit fees:	$238,900	$202,828
Audit related fees:	10,550	10,200
Tax fees:	2,446	27,900
All other fees:	12,943	3,730
TOTAL	$264,839	$244,658

The Company’s Audit Committee charter contains the Company’s policy on pre-approval of all non-audit services permitted under Commission rules that may be provided to the Company by the independent auditors. The Company requires that all non-audit services rendered to the Company by Moss Adams be approved by the Audit Committee. The Audit Committee pre-approves, on a quarterly basis, the provision of certain permissible tax services and services related to compliance with the Sarbanes Oxley Act of 2002 up to a designated dollar amount per quarter. All other proposals for non-audit services are submitted to the Audit Committee for prior approval. In all cases, the Audit Committee considers whether the provision of such services would impair the independence of the Company’s auditors.

COMMITTEE REPORTS

The following reports of the Audit Committee and Compensation Committee are made pursuant to the rules of the Securities and Exchange Commission and the listing standards of the National Association of Securities Dealers, Inc. (the “NASD”). These reports shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended or the 1934 Act, except to the extent that the Company specifically incorporates the information by reference, and shall not otherwise be deemed filed under such acts.

Report of the Audit Committee

The following report of the Audit Committee is made pursuant to the rules of the SEC and the Company’s Audit Committee Charter. In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors.

The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Standards Board Standards No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent auditors the independent auditors’ independence.

As outlined in the Company’s Audit Committee Charter, which is included with this Proxy Statement as “Exhibit A”, the Audit Committee’s job is one of oversight. Management is responsible for the preparation of the Company’s financial statements and the independent auditors are responsible for auditing those financial statements. The Audit Committee and the Board recognize that management, the internal audit staff and the independent auditors have more resources, time, detailed knowledge and information regarding the Company’s accounting, auditing, internal control and financial reporting practices than the Audit Committee does. Accordingly, the Audit Committee’s oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Company to its shareholders and others.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2006 be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

Respectfully submitted by:

Audit Committee:
Robert B. Olson, Chairman
Jay T. Lien
Anthony B. Pickering
Dennis A. Wintch

Report of the Compensation Committee

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted by:

Compensation Committee:
Karl C. Krieg, Chairman
Marlen L. Knutson
Robert B. Olson
Anthony B. Pickering

CODE OF ETHICS

The Company has adopted a Code of Conduct which contains a Code of Ethics that is applicable to the Chief Executive Officer, Chief Financial Officer and all other persons performing similar functions. The Company’s Code of Conduct is available on the Company’s website at www.wibank.com and is also available free of charge by writing to Washington Banking Company, Investor Relations, 450 SW Bayshore Drive, Oak Harbor, WA 98277.

INFORMATION CONCERNING SHAREHOLDER PROPOSALS

A shareholder proposing to transact business at WBCO’s 2008 Annual Meeting of Shareholders must provide notice of such proposal to the Corporate Secretary of WBCO no later than November 16, 2007. For shareholder proposals to be considered for inclusion in WBCO’s proxy statement and form of proxy relating to its 2008 Annual Meeting of Shareholders, such proposals must be received by WBCO no later than November 16, 2007. If WBCO receives notice of a shareholder proposal after November 16, 2007, the persons named as proxies in the proxy statement and/or form of proxy will have discretionary authority to vote on such shareholder proposal.

In addition, shareholders seeking to include proposals in the proxy materials for the 2008 Annual Meeting of Shareholders must comply with all applicable regulations, including Rule 14a-8 under the 1934 Act.

2006 REPORT TO SHAREHOLDERS AND ANNUAL REPORT — 10-K

The Company’s 2006 Annual Report and Form 10-K for the fiscal year ended December 31, 2006, accompanies this proxy statement. Additional copies will be furnished to shareholders upon written request to Washington Banking Company, Investor Relations, 450 SW Bayshore Drive, PO Box 7001, Oak Harbor, WA 98277.

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the Annual Meeting. If other matters should properly come before the Annual Meeting, it is the intention of the persons appointed in the Proxy to vote the shares represented by the Proxy in accordance with recommendations of management on such matters.

WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE IN PERSON. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

Exhibit A

Washington Banking Company
and Subsidiaries

Audit Committee Charter

This Audit Committee Charter (the “Charter”) has been adopted by the Board of Directors (the “Board”) of Washington Banking Company (the “Company”).

Purpose of Committee

The primary function of the Audit Committee of the Board (the “Committee”) is to assist the Board in fulfilling its responsibility relating to ensuring the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company.

As more fully set forth below, the Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the financial reporting processes and internal control systems of the Company and its subsidiaries.

•	Review and appraise the audit efforts of the Company’s independent auditors and internal auditing department.

•	Provide an open avenue of communication among the Company’s independent auditors, the internal auditing department, senior management, and the Board of Directors.

The specific responsibilities of the Committee are set forth below in the Committee Responsibilities section of this Charter. The Committee may also have such other duties as may from time to time be assigned by the Board.

Composition

The Committee shall be comprised of three (3) or more directors appointed by the Board based on the recommendation by the Chair of the Board. All members of the Audit Committee shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a Committee member and must be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. Each Committee member shall meet the definition of independence under the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated under the Sarbanes-Oxley Act of 2002 (the “Sarbanes Act”) and shall also meet the requirements of applicable rules and regulations of The Nasdaq Stock Market or any other exchange on which the Company’s securities are traded. At such time as determined necessary or advisable by the Board, the Committee may also include at least one (1) member who, in the business judgment of the Board, meets the definition of “audit committee financial expert” as defined by the SEC under the Sarbanes Act.

Term

The members of the Committee shall be appointed at the annual organizational meeting of the Board and shall serve a term of one (1) year or until their respective successors shall be duly elected and qualified.

Meetings

The Committee shall hold regular meetings at least quarterly and special meetings as may be called by the Chair of the Committee or any two (2) members. The independent auditors and management may be invited by the Committee to participate in specific portions of Committee meetings to provide information and expertise and to facilitate discussion, when appropriate.

Committee Responsibilities

The general activities of the Committee in carrying out its oversight role are described below. In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders and bank regulatory agencies that the financial accounting and reporting practices of the Company are in accordance with all legal and regulatory requirements and are of the highest quality. In carrying out these responsibilities, the Committee shall:

•	Review and appraise the audit efforts of the Company’s independent auditors and internal auditing department. In this role the Committee shall:

•	Be directly responsible for the appointment, retention, termination, compensation and oversight of the work for the independent auditor employed by the Company (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee. In addition, such oversight shall include not only financial statement audits, but also oversight of other related work and audit and attest services provided to the Company.

•	Have the sole authority to preapprove all auditing services and permitted non-audit services to be provided by the independent auditor. The Committee may form and delegate to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Committee at it’s next scheduled meeting. The Committee shall review with the lead audit partner whether any of the senior audit team members receive any discretionary compensation from the audit firm with respect to non-audit services performed by the independent auditor.

•	Obtain and review with the lead audit partner and, if the Committee deems it appropriate, a more senior representative of the independent auditor, annually or more frequently as the Committee considers appropriate, a report by the independent auditor describing: the independent auditor’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry, review or investigation by governmental or professional or other regulatory authorities, within the preceding five (5) years, respecting independent audits carried out by the independent auditor, and any steps taken to deal with these issues; and (to assess the independent auditor’s independence) all relations between the independent auditor and the Company.

•	Review the experience, qualifications and performance of the senior members of the independent auditor team.

•	Oversee internal audit activities; including discussing with management and the internal auditors the independence, objectivity and responsibilities of the internal audit function.

The Committee shall also review the performance of the head of the internal audit department and take appropriate action in the event of unsatisfactory performance.

•	Confer regularly with the independent auditors and the internal auditors concerning the scope of their examinations of the books and records of the Company and its subsidiaries.

•	Examine the Company’s audit plan to determine whether that plan is appropriate to the Company’s strategic plan and financial condition, and to recommend changes to the audit plan where necessary.

•	Review the annual management letter and management responses with the independent auditors, internal auditors and management.

•	Obtain annually from the independent auditors a formal written statement describing all relationships between the auditors and the Company, consistent with Independence Standards Board Standard Number 1 (Independence Discussions with Audit Committee). The Committee shall actively discuss with the independent auditors any relationships that may impact the objectivity and independence of the auditors and shall take, or recommend that the Board take, appropriate actions to oversee and satisfy itself as to the auditor’s independence.

•	Provide the auditors with full access to the Committee and the Board to report on appropriate matters.

•	Review the Company’s annual and quarterly financial statements and discuss them with management and the independent auditors prior to their filing with the SEC or the public release of earnings by the Company (except that such review and discussion of the quarterly financial statements may be completed by the Chair of the Committee, in his or her discretion). These discussions shall include any matters raised by the independent auditors, including:

•	Any matters required to be discussed under Statement on Auditing Standards No. 61.

•	All critical accounting policies and practices used by the Company in preparing its financial statements.

•	All alternative disclosure treatments of material financial information within GAAP that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent auditors.

•	Other material written communications between the independent auditors and management of the Company.

•	Such other matters as the Committee or the independent auditors shall deem appropriate.

Based on such review and the Committee’s evaluation of the independence of the auditors, the Committee (or Chair of the Committee, as the case may be) shall make its recommendation to the Board as to: (i) whether the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10-K (or the Annual Report to Shareholders, if distributed prior to the filing of the Form 10-K), and (ii) whether the Company’s quarterly financial statements should be included in the Company’s Quarterly Reports on Form 10-Q, as applicable.

•	Issue annually a report of the Audit Committee to be included in the Company’s proxy statement, as required by the rules of the SEC.

•	Discuss with management, the internal auditors and the independent auditors the quality and adequacy of and compliance with the Company’s internal controls.

•	Discuss with management and/or the Company’s counsel any legal matters, including the status of pending litigation that may have a material impact on the Company’s financial statements, and material reports or inquiries from regulatory or governmental agencies.

•	Review alleged fraudulent actions or violations of law reported by internal compliance and auditing staff or by the independent auditors.

•	Establish procedures for (i) the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	Hire outside legal, audit and other professional advisors to assist the Committee in its duties hereunder, as deemed necessary by the Committee.

•	Perform any other activities consistent with this Charter, the Company’s bylaws and governing law as the Board or the Committee deems necessary or appropriate.

•	Review and update this Charter periodically, at least annually, as conditions dictate.

•	Report through its Chair to the Board following the meetings of the Committee.

Audit Committee’s Role

The Committee’s job is one of oversight. Management is responsible for the preparation of the Company’s financial statements and the independent auditors are responsible for auditing those financial statements. The Committee and the Board recognize that management, the internal audit staff and the independent auditors have more resources, time, detailed knowledge and information regarding the Company’s accounting, auditing, internal control and financial reporting practices than the Committee does. Accordingly, the Committee’s oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Company to its shareholders and others.

? DETACH PROXY CARD HERE ? PROXY WASHINGTON BANKING COMPANY PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 26, 2007 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned shareholder of WASHINGTON BANKING COMPANY (“WBCO”) hereby nominates, constitutes and appoints Anthony Pickering and Robert B. Olson, and each of them (with full power to act alone) the true and lawful attorneys and proxies, each with full power of substitution, for me and in my name, place and stead, to act and vote all the common stock of WBCO standing in my name and on its books on March 5, 2007 at the Annual Meeting of Shareholders to be held at the Best Western Harbor Plaza, 33175 State Route 20, Oak Harbor, Washington on April 26, 2007 at 3:00 p.m., and at any adjournment thereof, with all the powers the undersigned would possess if personally present. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS. THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE DIRECTORS SET FORTH BELOW. PLEASE SIGN AND DATE ON REVERSE

? DETACH PROXY CARD HERE ? 1. Election of Directors. A proposal FOR all nominees WITHHOLD AUTHORITY TO VOTE to elect as directors the persons listed listed below (in the manner listed below) below to serve until the Annual Meeting of Shareholders in the year 2010 or until their successors are duly elected and qualified. Nominees: Michal D. Cann Dennis A. Wintch ? (Instructions: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name listed above. To withhold authority to vote for all nominees, strike a line through all names listed above.) 2. In management’s discretion, upon such other business as may properly Management knows of no other matters that may properly be, or which are come before the Annual Meeting or any adjournment thereof. likely to be, brought before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, this proxy will be voted in accordance with the recommendations of management. MARK HERE FOR ADDRESS CHANGE AND I (WE) WILL WILL NOT ATTEND THE MEETING IN PERSON. NOTE BELOW The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders for the April 26, 2007 Annual Meeting, and the accompanying documents forwarded therewith, and ratifies all lawful action taken by the above-named attorneys and proxies. Dated: ___, 2007 Before Returning it in the Enclosed Envelope Please Detach Here ___You Must Detach This Portion of the Proxy Card Signature ___??Signature NOTE: Signature(s) should agree with name(s) on WBCO stock certificate(s). Executors, administrators, trustees and other fiduciaries, and persons signing on behalf of corporations or partnerships should so indicate when signing. All joint owners must sign. PLEASE RETURN IMMEDIATELY